Target Hospitality Reports Record Setting Second Quarter 2023 Results and Expands Strategic Partnerships to Pursue Growing Humanitarian Demand

THE WOODLANDS, Texas, August 9, 2023 (PRNewswire) – Target Hospitality Corp. (“Target Hospitality”, “Target” or the “Company”) (NASDAQ: TH), one of North America’s largest providers of vertically-integrated modular accommodations and value-added hospitality services, today reported results for the three months ended June 30, 2023.

Financial and Operational Highlights

●	Second quarter 2023 revenue increased 31% to $143.6 million compared to the same period in 2022
●	Net income of $46.5 million for the three months ended June 30, 2023, compared to $22.9 million for the same period in 2022
●	Basic and diluted income per share of $0.46 and $0.44, respectively, for the three months ended June 30, 2023
●	Record Adjusted EBITDA of $90.9 million for the second quarter 2023, an increase of 62% compared to the same period in 2022
●	Generated net cash provided by operating activities of over $379 million and Discretionary Cash Flow (“DCF”)(1) of over $368 million for the twelve months ended June 30, 2023
●	Significant financial flexibility with approximately $195 million in total available liquidity and a net leverage ratio of 0.4x as of June 30, 2023
●	Acquired strategic humanitarian assets focused on increasing Target’s portfolio capacity to meet the U.S. government’s stated and urgent need for additional humanitarian housing solutions
●	Notice issued from the U.S. government of their desire to increase influx care facility (“ICF”) network capacity to approximately 10,000 ICF beds across multiple geographic locations
●	Established strategic partnership with world-class government service provider to jointly pursue several new ICF community sites
●	Submitted several bids, supporting approximately $1.0 billion of capital deployment in response to the government’s solicitation for all-inclusive purpose-built ICF sites
●	Strategically positioned to continue supporting the government’s desired ICF network capacity through Target’s established, and highly customized, Pecos Children’s Center (“PCC”) community in Pecos, Texas, jointly with Target’s existing non-profit partner

Executive Commentary

“Our record setting second quarter results reflect the positive momentum we have sustained over the past year.  We have established significant operational flexibility and scale, which supports consistent financial results while simultaneously aligning with customer demand,” stated Brad Archer, President and Chief Executive Officer.

“These fundamentals create the ideal scenario to continue serving our world-class customers, while pursuing an expanding pipeline of organic growth opportunities focused on enhancing and diversifying our contract portfolio.  We believe this strategic focus creates the greatest opportunity to continue driving value creation for our shareholders,” concluded Mr. Archer.

Financial Results

Second Quarter Summary Highlights

Refer to exhibits to this earnings release for definitions and reconciliations of Non-GAAP financial measures to GAAP financial measures

TH Q2 2023 Earnings Release

For the Three Months Ended ($ in '000s, except per share amounts) - (unaudited)	June 30, 2023	June 30, 2022
Revenue	$143,630	$109,647
Net income	$46,453	$22,851
Income per share – basic	$0.46	$0.24
Income per share – diluted	$0.44	$0.24
Adjusted EBITDA	$90,915	$56,122
Average utilized beds	14,876	11,523
Utilization	91%	78%

Revenue for the three months ended June 30, 2023, was $143.6 million compared to $109.6 million for the same period in 2022, a 31% increase. The increase was driven by the Government segment and the expanded and enhanced PCC community (“Expanded PCC Community”), previously announced on July 6, 2022.

Net income was $46.5 million for the three months ended June 30, 2023, compared to $22.9 million for the same period in 2022.

Adjusted EBITDA was $90.9 million for the three months ended June 30, 2023, compared to $56.1 million for the same period in 2022, a 62% increase.

Capital Management

The Company had approximately $15.6 million of capital expenditures for the three months ended June 30, 2023 primarily related to a strategic humanitarian asset acquisition focused on increasing portfolio capacity in support of the U.S. government’s critical humanitarian aid mission and enhancing HFS – South assets to match continued strong customer demand.

As of June 30, 2023, the Company had approximately $70 million of cash and cash equivalents with approximately $195 million of total available liquidity and a net leverage ratio of 0.4 times.

Government Influx Care Facility and Humanitarian Update

As the Company previously announced, effective March 7, 2023, a key milestone was achieved through the establishment of the required contracting vehicle the U.S. government utilizes to facilitate multi-year contract awards. This was a critical step towards securing a long-term contract for Target’s existing PCC ICF community.

Further, on May 5, 2023, the government released the detailed performance of work statement associated with this contracting vehicle, which will serve as the basis for community requirements supporting multi-year contract awards. Importantly, these requirements materially align with the existing PCC specifications and capabilities.

In connection with the performance of work statement, the government outlined their intention to award a total of three contracts for comprehensive ICF sites. The government’s solicitation is aligned with their desire to create a portfolio of ICF communities capable of supporting approximately 10,000 individuals, requiring two new ICF communities in addition to the established PCC ICF site.

Target has strategically partnered with established government service providers and has jointly submitted several solutions for the creation of new ICF sites to support surge capacity beyond the U.S. governments existing shelter network.  These solutions span numerous geographic locations and are focused on providing the U.S. government with maximum flexibility as they determine the desired location of new ICF communities.

To satisfy these mission critical solutions, Target has submitted requested proposals supporting approximately $1.0 billion of cumulative capital deployment to create highly customized and purpose-built solutions backed by multi-year U.S. government contracts. Target anticipates any potential awards from these proposals to occur over the next several months.

As a reminder, Target recently acquired strategic humanitarian assets in anticipation of the U.S. government’s desire to increase their portfolio of humanitarian housing solutions. These assets have been proposed as a viable solution to the government’s solicitation for additional ICF sites and satisfy many of the government’s required specifications, including proximity to the U.S. Southwest border, size, availability, and other critical service offering requirements.

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Additionally, Target’s established presence providing these critical and highly customized solutions to the U.S. government is an essential element and positions Target to pursue these additional ICF opportunities.

Target is pleased with the progress of contract discussions regarding its existing PCC community and anticipates contract specifications being finalized later in 2023, with the U.S. government and its existing non-profit partner. Additionally, Target is encouraged by the pace of discussions regarding the government’s intention to add new ICF communities to its portfolio. Target is well positioned, with multiple world class partners, to provide these holistic humanitarian solutions to the U.S. government in support of its critical domestic humanitarian aid mission.

Business Update

Target’s strategically located HFS - South network of communities continues to experience positive trends in customer activity, supported by strong demand fundamentals for its premium hospitality solutions.  These trends continue to support sequential quarterly increases in customer demand, resulting in an 18% increase in HFS - South utilization compared to the second quarter of 2022.

The Company continues to actively evaluate an expanding pipeline of strategic growth opportunities and seeks to allocate over $500 million of net growth capital through 2027. As a result of the size and scale of these opportunities, there are inherently longer sales cycles prior to official contract award and announcement. While final outcomes remain uncertain, Target remains pleased with the continued progress of ongoing discussions involving a number of these opportunities.

As the Company continues to pursue an active pipeline of strategic growth opportunities, some of which could have an economic impact on 2023, the Company is providing its 2023 outlook, excluding acquisitions of:

●	Total revenue between $550 and $580 million
●	Adjusted EBITDA(1) between $346 and $365 million
●	Total capital spending between $25 and $35 million, excluding acquisitions
●	Zero net debt by year end 2023

In addition, the 2023 financial outlook includes non-cash infrastructure revenue amortization of approximately $117 million associated with the Expanded PCC Community enhancements.

Segment Results – Second Quarter 2023

Government

Refer to exhibits to this earnings release for definitions and reconciliations of Non-GAAP financial measures to GAAP financial measures

For the Three Months Ended ($ in ‘000s) - (unaudited)	June 30, 2023	June 30, 2022
Revenue	$101,179	$74,915
Adjusted gross profit (1)	$87,535	$50,699

Revenue for the three months ended June 30, 2023, was $101.2 million compared to $74.9 million for the same period in 2022. The increase in revenue is a result of the Expanded PCC Community.

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Hospitality & Facilities Services - South

Refer to exhibits to this earnings release for definitions and reconciliations of Non-GAAP financial measures to GAAP financial measures

For the Three Months Ended ($ in '000s, except ADR) - (unaudited)	June 30, 2023	June 30, 2022
Revenue	$39,154	$32,620
Adjusted gross profit	$13,294	$13,967
Average daily rate (ADR)	$75.21	$73.96
Average utilized beds	5,643	4,765
Utilization	79%	71%

Revenue for the three months ended June 30, 2023, was $39.2 million compared to $32.6 million for the same period in 2022.

Average utilized beds increased to 5,643, with utilization of 79%, for the three months ended June 30, 2023. Target continues to benefit from increasing customer demand, which has supported consecutive quarterly increases in utilization, as the Company’s expansive network provides added value and superior flexibility in labor allocation while offering world-class service offerings.

All Other

Refer to exhibits to this earnings release for definitions and reconciliations of Non-GAAP financial measures to GAAP financial measures

For the Three Months Ended ($ in ‘000s) - (unaudited)	June 30, 2023	June 30, 2022
Revenue	$3,297	$2,112
Adjusted gross profit	$(471)	$(260)

This segment’s operations consist of hospitality services revenue not included in other segments. Revenue for the three months ended June 30, 2023, was $3.3 million compared to $2.1 million for the same period in 2022.

Conference Call

The Company has scheduled a conference call for August 9, 2023, at 8:00 a.m. Central Time (9:00 am Eastern Time) to discuss the second quarter 2023 results.

The conference call will be available by live webcast through the Investors section of Target Hospitality’s website at www.TargetHospitality.com or by dialing in as follows:

Domestic:	1-888-317-6003
International:	1-412-317-6061
Passcode:	6325092

Please register for the webcast or dial into the conference call approximately 15 minutes prior to the scheduled start time.

About Target Hospitality

Target Hospitality is one of North America’s largest providers of vertically integrated modular accommodations and value-added hospitality services in the United States. Target builds, owns and operates a customized and growing network of communities for a range of end users through a full suite of value-added solutions including premium food service management, concierge, laundry, logistics, security and recreational facilities services.

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Cautionary Statement Regarding Forward Looking Statements

Certain statements made in this press release (including the financial outlook contained herein) are "forward looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words "estimates," "projected," "expects," "anticipates," "forecasts," "plans," "intends," "believes," "seeks," "may," "will," "should," "future," "propose" and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: operational, economic, including inflation, political and regulatory risks; our ability to effectively compete in the specialty rental accommodations and hospitality services industry, including growing the HFS – South and Government segments; effective management of our communities; natural disasters and other business distributions including outbreaks of epidemic or pandemic disease; the duration of any future public health crisis, related economic repercussions and the resulting negative impact to global economic demand; the effect of changes in state building codes on marketing our buildings; changes in demand within a number of key industry end-markets and geographic regions; our reliance on third party manufacturers and suppliers; failure to retain key personnel; increases in raw material and labor costs; the effect of impairment charges on our operating results; our future operating results fluctuating, failing to match performance or to meet expectations; our exposure to various possible claims and the potential inadequacy of our insurance; unanticipated changes in our tax obligations; our obligations under various laws and regulations; the effect of litigation, judgments, orders, regulatory or customer bankruptcy proceedings on our business; our ability to successfully acquire and integrate new operations; global or local economic and political movements, including any changes in policy under the Biden administration; federal government budgeting and appropriations; our ability to effectively manage our credit risk and collect on our accounts receivable; our ability to fulfill Target Hospitality’s public company obligations; any failure of our management information systems;  our ability to refinance debt on favorable terms and meet our debt service requirements and obligations; and risks related to our outstanding obligations in connection with the Senior Notes.  We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

(1)	Non-GAAP Financial Measures

This press release contains historical non-GAAP financial measures including Adjusted gross profit, Discretionary Cash Flow, EBITDA, and Adjusted EBITDA, which are measurements not calculated in accordance with US GAAP, in the discussion of our financial results because they are key metrics used by management to assess financial performance. Our business is capital-intensive, and these additional metrics allow management to further evaluate our operating performance.  Reconciliations of these measures to the most directly comparable GAAP financial measures are contained herein. To the extent required, statements disclosing the definitions, utility and purposes of these measures are also set forth herein.

This press release also contains a forward-looking non-GAAP financial measure Adjusted EBITDA. Reconciliations of this forward-looking measure to its most directly comparable GAAP financial measures is unavailable to Target Hospitality without unreasonable effort. We cannot provide a reconciliation of forward-looking Adjusted EBITDA to GAAP financial measures because certain items required for such reconciliation are outside of our control and/or cannot be reasonably predicted, such as the provision for income taxes. Preparation of such reconciliation would require a forward-looking balance sheet, statement of income and statement of cash flow, prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to us without unreasonable effort. Although we provide a minimum of Adjusted EBITDA that we believe will be achieved, we cannot accurately predict all the components of the Adjusted EBITDA calculation. Target Hospitality provides an Adjusted EBITDA outlook because we believe that this measure, when viewed with our results under GAAP, provide useful information for the reasons noted below.

Definitions:

Target Hospitality defines Adjusted gross profit, as Gross profit plus depreciation of specialty rental assets, loss on impairment, and certain severance costs.

Target Hospitality defines EBITDA as net income (loss) before interest expense and loss on extinguishment of debt, income tax expense (benefit), depreciation of specialty rental assets, and other depreciation and amortization. Adjusted EBITDA

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reflects the following further adjustments to EBITDA to exclude certain non-cash items and the effect of what management considers transactions or events not related to its core business operations:

●	Other (income) expense, net: Other (income) expense, net includes miscellaneous cash receipts, gains and losses on disposals of property, plant, and equipment, COVID-19 related expenses, and other immaterial non-cash items.
●	Transaction expenses: Target Hospitality incurred certain immaterial transactions costs during 2023 and 2022.
●	Stock-based compensation: Charges associated with stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy.
●	Change in fair value of warrant liabilities: Non-cash change in estimated fair value of warrant liabilities.
●	Other adjustments: System implementation costs, including primarily non-cash amortization of capitalized system implementation costs, business development, accounting standard implementation costs and certain severance costs.

Target Hospitality defines Discretionary Cash Flow as cash flow from operations less maintenance capital expenditures for specialty rental assets.

Utility and Purposes:

EBITDA reflects net income (loss) excluding the impact of interest expense and loss on extinguishment of debt, provision for income taxes, depreciation, and amortization. We believe that EBITDA is a meaningful indicator of operating performance because we use it to measure our ability to service debt, fund capital expenditures, and expand our business. We also use EBITDA, as do analysts, lenders, investors, and others, to evaluate companies because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels, and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA also excludes depreciation and amortization expense because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies.

Target Hospitality also believes that Adjusted EBITDA is a meaningful indicator of operating performance. Our Adjusted EBITDA reflects adjustments to exclude the effects of additional items, including certain items, that are not reflective of the ongoing operating results of Target Hospitality.  In addition, to derive Adjusted EBITDA, we exclude gains or losses on the sale and disposal of depreciable assets and impairment losses because including them in EBITDA is inconsistent with reporting the ongoing performance of our remaining assets. Additionally, the gain or loss on sale and disposal of depreciable assets and impairment losses represents either accelerated depreciation or excess depreciation in previous periods, and depreciation is excluded from EBITDA.

Target Hospitality also presents Discretionary cash flows because we believe it provides useful information regarding our business as more fully described below. Discretionary cash flows indicate the amount of cash available after maintenance capital expenditures for specialty rental assets for, among other things, investments in our existing business.

Adjusted gross profit, Discretionary Cash Flow, EBITDA and Adjusted EBITDA are not measurements of Target Hospitality’s financial performance under GAAP and should not be considered as alternatives to Net income (loss), or other performance measures derived in accordance with GAAP, or as alternatives to cash flow from operating activities as measures of Target Hospitality’s liquidity.  Adjusted gross profit, Discretionary Cash Flow, EBITDA and Adjusted EBITDA should not be considered as discretionary cash available to Target Hospitality to reinvest in the growth of our business or as measures of cash that is available to it to meet our obligations. In addition, these non-GAAP measures may not be comparable to similarly titled measures of other companies. Target Hospitality’s management believe that Adjusted gross profit, Discretionary Cash Flows, EBITDA and Adjusted EBITDA provides useful information to investors about Target Hospitality and its financial condition and results of operations for the following reasons: (i) they are among the measures used by Target Hospitality’s management team to evaluate its operating performance; (ii) they are among the measures used by Target Hospitality’s management team to make day-to-day operating decisions, (iii) they are frequently used by securities analysts, investors

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and other interested parties as a common performance measure to compare results across companies in Target Hospitality’s industry.

Investor Contact:

Mark Schuck

(832) 702 – 8009

ir@targethospitality.com

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Exhibit 1

Target Hospitality Corp.

Consolidated Statements of Comprehensive Income

($ in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Revenue:
Services income	$92,523	$74,370	$187,359	$133,045
Specialty rental income	51,107	35,277	104,090	56,937
Total revenue	143,630	109,647	291,449	189,982
Costs:
Services	35,734	40,014	75,434	74,705
Specialty rental	7,538	5,227	16,097	10,156
Depreciation of specialty rental assets	17,992	11,861	35,589	24,661
Gross profit	82,366	52,545	164,329	80,460
Selling, general and administrative	13,457	11,103	28,656	22,862
Other depreciation and amortization	3,841	3,585	7,644	7,580
Other expense (income), net	311	24	1,315	(195)
Operating income	64,757	37,833	126,714	50,213
Loss on extinguishment of debt	—	—	2,128	—
Interest expense, net	5,276	9,667	12,773	19,238
Change in fair value of warrant liabilities	(675)	(853)	(4,385)	374
Income before income tax	60,156	29,019	116,198	30,601
Income tax expense	13,703	6,168	25,920	7,256
Net income	46,453	22,851	90,278	23,345
Change in fair value of warrant liabilities	(675)	(853)	(4,385)	374
Net income attributable to common stockholders - diluted	45,778	21,998	85,893	23,719
Other comprehensive loss
Foreign currency translation	(5)	(47)	(26)	(65)
Comprehensive income	$46,448	$22,804	$90,252	$23,280

Weighted average number shares outstanding - basic	101,465,088	97,076,935	101,056,450	97,007,247
Weighted average number shares outstanding - diluted	105,045,608	97,076,935	105,699,684	97,007,247

Net income per share - basic	$0.46	$0.24	$0.89	$0.24
Net income per share - diluted	$0.44	$0.24	$0.81	$0.24

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Exhibit 2

Target Hospitality Corp.

Condensed Consolidated Balance Sheet Data

($ in thousands)

(unaudited)

	June 30,	December 31,
	2023	2022
Assets
Cash and cash equivalents	$69,578	$181,673
Accounts receivable, less allowance for doubtful accounts	53,325	42,153
Other current assets	6,940	12,553
Total current assets	$129,843	$236,379

Specialty rental assets, net	366,226	357,129
Goodwill and other intangibles, net	114,064	116,220
Other non-current assets	55,835	61,999
Total assets	$665,968	$771,727

Liabilities
Accounts payable	$17,247	$17,563
Deferred revenue and customer deposits	50,578	120,040
Current warrant liabilities	5,351	—
Current portion of long-term debt, net	207,405	—
Other current liabilities	42,874	53,293
Total current liabilities	323,455	190,896

Long-term debt, net	—	328,848
Warrant liabilities	—	9,737
Other non-current liabilities	52,190	41,399
Total liabilities	375,645	570,880

Stockholders' equity
Common stock and other stockholders' equity	112,630	113,165
Accumulated earnings	177,693	87,683
Total stockholders' equity	290,322	200,847
Total liabilities and stockholders' equity	$665,968	$771,727

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Exhibit 3

Target Hospitality Corp.

Condensed Consolidated Cash Flow Data

($ in thousands)

(unaudited)

	For the Six Months Ended
	June 30,
	2023	2022

Cash and cash equivalents - beginning of period	$181,673	$23,406

Cash flows from operating activities
Net income	90,278	23,345
Adjustments:
Depreciation	36,530	25,386
Amortization of intangible assets	6,703	6,855
Other non-cash items	38,474	14,740
Changes in operating assets and liabilities	(101,710)	(73,693)
Net cash provided by (used in) operating activities	$70,275	$(3,367)

Cash flows from investing activities
Purchases of specialty rental assets	(42,916)	(15,424)
Other investing activities	(5,875)	(15,340)
Net cash used in investing activities	$(48,791)	$(30,764)

Cash flows from financing activities
Other financing activities	(133,585)	20,426
Net cash provided by (used in) financing activities	$(133,585)	$20,426

Effect of exchange rate changes on cash and cash equivalents	6	(3)

Change in cash and cash equivalents	(112,095)	(13,708)

Cash and cash equivalents - end of period	$69,578	$9,698

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Exhibit 4

Target Hospitality Corp.

Reconciliation of Gross profit to Adjusted gross profit

($ in thousands)

(unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022

Gross Profit	$82,366	$52,545	$164,329	$80,460

Adjustments:
Depreciation of specialty rental assets	17,992	11,861	35,589	24,661
Adjusted gross profit	$100,358	$64,406	$199,918	$105,121

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Exhibit 5

Target Hospitality Corp.

Reconciliation of Net income to EBITDA and Adjusted EBITDA

($ in thousands)

(unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022

Net income	$46,453	$22,851	$90,278	$23,345
Income tax expense	13,703	6,168	25,920	7,256
Interest expense, net	5,276	9,667	12,773	19,238
Loss on extinguishment of debt	—	—	2,128	—
Other depreciation and amortization	3,841	3,585	7,644	7,580
Depreciation of specialty rental assets	17,992	11,861	35,589	24,661
EBITDA	$87,265	$54,132	$174,332	$82,080

Adjustments
Other expense (income), net	311	24	1,315	(195)
Transaction expenses	37	57	88	57
Stock-based compensation	3,466	1,813	9,113	5,150
Change in fair value of warrant liabilities	(675)	(853)	(4,385)	374
Other adjustments	511	949	1,050	2,039
Adjusted EBITDA	$90,915	$56,122	$181,513	$89,505

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Exhibit 6

Target Hospitality Corp.

Reconciliation of Net cash provided by operating activities to Discretionary cash flows

($ in thousands)

(unaudited)

For the Twelve Months
Ended
June 30,
2023

Net cash provided by operating activities	$379,251
Less: Maintenance capital expenditures for specialty rental assets	(10,573)
Discretionary cash flows	$368,678

Purchase of specialty rental assets	(147,781)
Purchase of property, plant and equipment	(6,091)
Acquired intangible assets	(4,547)
Proceeds from sale of specialty rental assets and other property, plant and equipment	165
Net cash used in investing activities	$(158,254)

Principal payments on finance and finance lease obligations	(1,412)
Principal payments on borrowings from ABL Facility	(54,000)
Proceeds from borrowings on ABL Facility	33,200
Repayment of Senior Notes	(130,500)
Payment of issuance costs from warrant exchange	(2,278)
Proceeds from issuance of Common Stock from exercise of warrants	289
Proceeds from issuance of Common Stock from exercise of stock options	1,477
Payment of deferred financing costs	(1,423)
Taxes paid related to net share settlement of equity awards	(6,462)
Net cash used in financing activities	$(161,109)

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